EXHIBIT 99.01

Bakhu Holdings, Corp.

Operations Update

July 14, 2020

Overview

Significant progress has been made toward demonstrating the efficacy of the patent-protected intellectual property we have licensed from Cell Science Ltd., our principal stockholder. Successful completion of the efficacy demonstration under specified protocols and procedures to assure the commercial viability of the technology will enable us to implement our strategy to sublicense, directly and through our subsidiary, third parties to use the technology and related proprietary equipment, processes, and formulations to produce, manufacture, and sell cannabis-related byproducts—sometimes referred in the industry as cannabinoids—in North and Central America and the Caribbean.

In view of the federal classification of cannabis as a Schedule I controlled substance, we have determined as a matter of corporate strategy that as a publicly held company, we will not internally handle and process cannabis, which is necessary in order to complete the efficacy testing. Accordingly, we have encouraged testing by OZ Corporation.

OZ Corporation, which is owned by JR Munoz, who also is a principal stockholder of Cell Science Ltd., is managing and has, until May 1, 2020, funded this effort. As an owner of Cell Science Ltd., OZ Corporation will participate in the substantial payments Cell Science Ltd. will receive from commercial exploitation of the technology following a successful efficacy test, which is being undertaken by a third-party laboratory in Van Nuys, California, licensed to handle cannabis. OZ Corporation advises that as of April 30, 2020, it had invested approximately $4,000,000 in buying equipment and supplies and staffing the laboratory and required administrative services to advance the test.

As discussed more fully below, we agreed to assume financial responsibility for the efficacy testing beginning May 1, 2020.

Our strategy is to push the efficacy testing to completion so that we can sublicense third parties to construct production plants for cannabis-related products. Upon successful completion of the efficacy demonstration, we will be required to make a one-time $3.5 million payment to Cell Science Ltd. We will require substantial additional external funding for the above.

Efficacy Testing Progress

The intellectual property we licensed from Cell Science Ltd. is based on established bioscience principles and practices and has been bench-tested in the laboratory. However, it had not been scaled-up to produce cannabinoids in commercial quantities. Accordingly, our rights to exploit the intellectual property through sublicenses was dependent on successful completion of an efficacy demonstration meeting requisite technical specifications, including equipment, processes, and formulations, for production in batches of a sufficient size in bioreactors within the proprietary production pods that could be replicated routinely to produce commercial quantities.

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The laboratory work is being undertaken under the scientific supervision of Peter Whitton, a senior cell culturing biochemist, who is also a principal of Cell Science Ltd.

The licensed technologies embody five key components or steps that are sequenced to constitute an integrated process.

o	A targeted seed culture cell is harvested from a donor plant strain with the desired qualities—in both percentage of THC and CBD content and other qualities—to be mirrored in the final product, in the laboratory.

The laboratory has completed this step multiple times with consistent, predictable results confirmed by our science team and independent third parties.

o	The harvested cells are cultivated in a proprietary medium for approximately 10-12 weeks to grow a larger quantity of mirrored cells.

Over the last 24 months, the laboratory has successfully completed this step six times without failure and with positive results to warrant proceeding.

o	After quality assurance, the cells are again cultivated in a proprietary formulation to increase quantity while preserving mirrored quality to feed the production pod as a “seed culture.”

The laboratory has successfully completed and replicated this process with consistent results.

o	The cell specimen seed culture with a nine-fold quantity of proprietary medium is loaded in an approximately 1,000-liter (about 264 gallon) bioreactor that is then placed in a production pod to commence the approximately 42-day cell growth process under carefully controlled temperature, light amount and quality, and other conditions.

The laboratory has demonstrated this step successfully as to the reproduction of the targeted cells to the projected quantity. In the first four bioreactor growth processes, the cells grew as projected, but the pod temperature ranges produced an adverse impact and diminished the end THC content of the concentrate. The science team is now tuning and calibrating production time; light quantity, color, and wavelength; temperature control at a desired 81 degrees Fahrenheit; and other variables to optimize results. The next production tests are scheduled for completion in August of 2020.

o	The cells are harvested and filtered through a proprietary membrane filtration system to remove moisture and unwanted medium culture, with the remaining cell medium dried in vacuum ovens and tested to assure accurate original cell mirroring. The yield of approximately 40 pounds of cannabis solid may then be ground to a desired powder.

The proprietary membrane filtration system has been modified to reduce processing time by increasing capacity and is being adjusting for the specific application to achieve the desired result.

In the course of the laboratory work on the efficacy testing, features of new proprietary equipment, processes, and formulations have been created that may be suitable for patent protection, which are included in the intellectual property we are entitled to sublicense. Appropriate international patent applications are now being prepared. In addition to patent protection, where applicable, we, together with OZ Corporation and Cell Science Ltd., will rely on robust trade secret and confidentiality discipline.

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We expect that the efficacy demonstration will be completed during the third quarter of 2020 and will be confirmed by a third-party certified testing laboratory by 2020 year-end.

Efficacy Demonstration Laboratory Agreement

On June 10, 2020, we entered into an Efficacy Demonstration Laboratory Agreement with OZ Corporation to memorialize an understanding and agreement that commenced on or about May 1, 2020, under which we engaged OZ Corporation to continue preparation for and completion of the efficacy demonstration.

The testing work, initiated by Cell Science Ltd. in 2018, and continued by OZ Corporation in early 2019, has required the construction and operation of a “clean” laboratory suitable for research and development of cannabis cell growing and cell growth technology. Under our recent agreement with OZ Corporation, it will continue to manage the laboratory work, but we will assume operating costs as of May 1, 2020. We expect to incur costs of $270,000 to $320,000 per quarter for these efforts until the testing is complete. The time required for completing the efficacy demonstration depends on ongoing test results and is, therefore, impossible to predict precisely, but we are currently budgeting funding laboratory operations under this agreement through May 2021. We will seek funding from external sources. OZ Corporation has agreed to advance funds on our behalf for these testing costs on the condition that all amounts advanced will be repayable following the completion of testing in cash or in shares of our common stock at a price per share equivalent to 80% of the market price of our stock at that time.

Shell Company Status

We filed a Current Report on Form 8-K on June 12, 2020, that completed our “Form 10 Information” showing that we had material assets and operations. Therefore, we are no longer a shell company, as that term is defined in under the Securities Act and Exchange Act. This has a number of consequences, including making Rule 144 available to our stockholders for the resale of stock owned by them commencing June 12, 2021. We plan to file a registration statement registering the resale of common stock held by our stockholders in order to provide them with earlier liquidity.

Sublicensing Efforts

Upon successful completion of the efficacy demonstration, we will have the right to sublicense the technology for cannabis cell growing and cell growth technology that will enable cannabis producers, distributors, and retailers to market a variety of cannabis-related products to medical and recreational markets. These sublicensing activities will be conducted by us for THC-related product focused licensees and through our subsidiary, CBD Biotech, Inc., for CBD- and THC-related products having a measureable THC concentration potency less than 0.3% on a dry weight basis.

We have an initial agreement, contingent on successful third-party affirmation of the efficacy of the process, with Integrity Cannabis Solutions, Inc., an unaffiliated Florida company, under which we have agreed to support its construction and operation of a commercial-scale cannabis production facility in Florida and to enter into a sublicense agreement covering use of our licensed technology. Integrity Cannabis Solutions advises that it is proceeding to establish a clean production laboratory designed to produce 5,000 pounds of CBD concentrate monthly in an 18,000 square-foot facility in Central Florida.

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We are now screening a number of inquiries for possible sublicense arrangements for multiple locations in the United States and Canada, but are deferring negotiating definitive terms until the efficacy testing more nearly approaches completion on the expectation that we may be able to obtain terms more advantageous to us.

Marketing Environment and Opportunity

We believe that broad marketing and distribution of cannabis-related products, which is currently limited in the United States because of the federal cannabis prohibition for THC products and by state regulations for CBD products, can only reach industrial scale if there is a consistent supply of cannabinoid product with a predictable chemical profile. We believe a consistent supply of concentrate will induce large food, pharmaceutical, and other companies to commit the capital required to widely offer cannabis-related products. We believe this requirement cannot be achieved through even large-scale inside-grow, greenhouse, or hydroponically grown live plant production. We believe that the licensed technology that we can sublicense, assuming successful completion of the efficacy demonstration, may provide the technology to support a production capacity that could be scaled to manufacture sufficient quantities of predictable quality cannabinoids to support manufacture and distribution in industrial quantities for medical, food additive, and recreational markets. We estimate production costs using our intellectual property, including proprietary equipment, processes, and formulations developed as part of the efficacy testing, will be lower than current comprehensive costs for cannabis grown by competitors in greenhouses, controlled environment inside-grow operations, hydroponically, or in the open.

The implementation of this business strategy will depend on our ability to enter into agreements with several sublicensees with the requisite license for THC or CBD cultivation and manufacturing, the capital and expertise required to build such an infrastructure, and thereafter operate successfully a bioscience production facility. Of course, we cannot predict whether, when, or if the U.S. government will change its laws to permit the open interstate transportation and sale of THC cannabinoids, as is currently the case in Canada. Pending the change in federal regulation, in the United States, we will concentrate our marketing efforts for THC-related focused production licensing in the approximately 30 states that permit intrastate cannabis distribution of medical or recreational use, particularly states with large populations, such as California and Florida, and in Canada.

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FORWARD LOOKING STATEMENTS

This document contains statements that constitute “forward-looking statements.” These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology like “believes,” “anticipates,” “expects,” “estimates,” “envisions,” “plans,” “projects,” or similar terms. These statements appear in a number of places in this document and include statements regarding our intent, belief, or current expectations and those of our directors or officers respecting, among other things: (i) projections of dates by which planned tasks may be completed; (ii) anticipated costs and capital requirements; (iii) trends affecting our financial condition or results of operations, (iv) our business implementation and growth strategies, and (v) our financing plans. You are cautioned that any forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Factors that could adversely affect actual results and performance include, among others, the effect of inflation and other negative economic trends and developments on the business of our customers and other barriers, such as government regulation and competition. All forward-looking statements attributable to us are expressly qualified in their entirety by this foregoing cautionary statement.

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